EXHIBIT 99.1
                                                                    ------------

FOR IMMEDIATE RELEASE
COREY M. HOROWITZ, CHAIRMAN AND CEO
NETWORK-1 SECURITY SOLUTIONS, INC.
212-829-5770


                      NETWORK-1 ENTERS STRATEGIC AGREEMENT
                        WITH THINKFIRE SERVICES USA, LTD.

NEW YORK, December 2, 2004--Network-1 Security Solutions, Inc. (OTC: NSSI.OB) announced today that it has entered into a strategic agreement with ThinkFire Services USA, LTD. ("ThinkFire") pursuant to which ThinkFire will act as worldwide licensing partner for United States Patent No. 6,218,930 owned by Network-1 (the "Remote Power Patent").

ThinkFire was formed in 2001 by Nathan Myhrvold, former Chief Technical Officer of Microsoft, and Daniel McCurdy, former President of the Intellectual Property Business of Lucent Technologies, and previously a vice president at both IBM Corporation and Ciena Corporation. ThinkFire's General Counsel, Thomas Reynolds, was formerly Director of Patents for Intel Corporation. ThinkFire has provided intellectual property advisory or representation services to some of the world's most innovative companies, including Hewlett-Packard, NEC, Hitachi, Ciena, Encyclopaedia Britannica, and more than a dozen other global technology leaders. Since its inception, ThinkFire has initiated or completed licensing discussions which it expects to result in royalties exceeding $350 million for its clients. The Remote Power Patent relates to, among other things, the delivery of power over Ethernet cables in order to remotely power network connected devices including, among others, wireless switches, wireless access points, RFID card readers, VOIP telephones and network cameras. In June 2003, the Institute of Electrical and Electronic Engineers (IEEE) approved the IEEE 802.3af Power over Ethernet ("PoE") standard (the "Standard") which has led to the rapid adoption of PoE. According to industry analysts, annual revenues for several of the markets adopting this technology each exceed or are projected to exceed $1 billion.

As previously disclosed, Network-1 is offering licenses to its technology to those parties it believes will benefit from such a license. Network-1 believes the relationship with ThinkFire will significantly enhance its ability to reach the large number of companies utilizing the technology underlying the Remote Power Patent.

"The fact that a firm of ThinkFire's caliber has agreed, after significant due diligence, to undertake this licensing initiative is additional validation of the market opportunity underlying the Remote Power Patent" commented Corey M. Horowitz, Chairman and Chief Executive Officer of Network-1. "ThinkFire's experience and outstanding team, combined with its extensive contacts in the communications and information technology industries, makes them uniquely qualified to undertake this licensing effort."

 "We have been very impressed with the work done by Network-1 on the Remote Power Patent, including the identification of the market opportunity relating to this technology" stated Daniel McCurdy, President and Chief Executive Officer of ThinkFire. "It is clear to us that the Remote Power Patent is central to the implementation of power over Ethernet solutions. We look forward to assisting Network-1 in making this important invention broadly available, and thereby speed the market adoption of power over Ethernet with its many economic and ease-of-use benefits" continued Mr. McCurdy. Under the terms of the Master Services Agreement between Network-1 and ThinkFire, Network-1 has granted to ThinkFire the exclusive right to negotiate license agreements with select potential licensees of the Remote Power Patent. In consideration of the value of the services being rendered, Network-1 has agreed to pay ThinkFire a fee not to exceed 20% of the royalty payments received by Network-1. The fees vary depending on a variety of factors.

ABOUT NETWORK-1 SECURITY SOLUTIONS, INC.
Network-1 Security Solutions, Inc. is engaged in the acquisition, development, licensing and protection of its intellectual property and proprietary technologies. The Company owns six patents covering various telecommunications and data networking technologies. As part of its business strategy it is offering licenses to third parties who Network-1 believes could benefit from the technologies covered by its patents. THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ADDRESS FUTURE EVENTS AND CONDITIONS CONCERNING THE COMPANY'S BUSINESS PLANS. SUCH STATEMENTS ARE SUBJECT TO A NUMBER OF FACTORS AND UNCERTAINTIES, SUCH AS FUTURE ECONOMIC CONDITIONS, TECHNOLOGY CHANGES, THE ABILITY OF NETWORK-1 TO OBTAIN LICENSE AGREEMENTS FROM THIRD PARTIES FOR ITS PATENT PORTFOLIO, UNCERTAINTY OF PATENT LITIGATION, THE COMPANY'S ABILITY TO ACHIEVE REVENUES AND PROFITS FROM ITS PATENT PORTFOLIO, AND LEGISLATIVE, REGULATORY AND COMPETITIVE DEVELOPMENTS. EXCEPT AS OTHERWISE REQUIRED TO BE DISCLOSED IN PERIODIC REPORTS, THE COMPANY EXPRESSLY DISCLAIMS ANY FUTURE OBLIGATION OR UNDERTAKING TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENT CONTAINED HEREIN.